                                  A3. Exhibits
                              Organizational Chart


                       21.1 Subsidiaries of the Registrant
                             As of December 31, 2000



                           UNION CENTER NATIONAL BANK
                               2455 MORRIS AVENUE
                             UNION, NEW JERSEY 07083
                      (100% Owned by Center Bancorp, Inc.)